UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/__/	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/__/	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/__/	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/__/	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 24, 2007, the Board of Directors of the Company adopted Amended and Restated By-Laws to amend the provisions of Article I, Sections 1 and 3 to permit the issuance and transfer of both certificated and uncertificated shares of stock. The amendments are necessary in order to comply with the new rules enacted by The NASDAQ Stock Market LLC, which require that all listed securities be eligible to participate in a "direct registration program" on or after January 1, 2008. Participation in a direct registration program enables investors to establish a "book-entry" position on the books of the Company in which shares are owned, recorded and transferred electronically through the Depositary Trust Company, without issuance of a physical stock certificate.

The summary of the Amended and Restated By-Laws above is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. 3.1	Description Amended and Restated By-Laws of Intersections Inc. effective October 24, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2007

INTERSECTIONS INC. By: Name: Neal Dittersdorf Title: Chief Legal Officer